Exhibit 107

Calculation of Filing Fee Tables

Form F-1
(Form Type)

LeddarTech Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry-Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees To Be Paid	Equity	Units, consisting of (i) Common Shares or Pre-Funded Warrants to purchase Common Shares(3) and (ii) Purchase Warrants to purchase Common Shares	Other	—	—	—	—	—
	Equity	Common Shares or Pre-Funded Warrants included as part of the Units(3)	457(o)	18,181,818	$0.55	$10,000,000	0.0001476	$1,476
	Equity	Purchase Warrants included as part of the Units(4)	457(g)	—	—	—		—
	Equity	Common Shares issuable upon exercise of Pre-Funded Warrants(5)	457(o)	—	—	—		—
	Equity	Common Shares issuable upon exercise of Purchase Warrants(4)	457(o)	18,181,818	$0.55	$10,000,000	0.0001476	$1,476

Fees Previously Paid	—	—	—	—	—	—		—

Carry- Forward Securities
Carry-Forward Securities	—	—	—	—		—		—
	Total Offering Amounts					$20,000,000		$2,952.00
	Total Fees Previously Paid							—
	Total Fee Offsets							$2,952.00
	Net Fee Due							$0.00

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)	Each Unit offered consists of one common share, without par value, of LeddarTech Holdings Inc. (“Common Shares”) and one warrant to purchase one Common Share (“Purchase Warrants”). The registrant may issue Pre-Funded Warrants to purchase Common Shares in lieu of Common Shares as part of the Units being offered. The aggregate offering price of the Common Shares proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Warrants offered and sold in the offering, and the aggregate offering price of any Pre-Funded Warrants to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of the Common Shares sold in the offering. Accordingly, the proposed maximum aggregate offering price of the Common Shares and Pre-Funded Warrants (including the Common Shares issuable upon exercise of the Pre-Funded Warrants), if any, is $10,000,000.

(4)	The Purchase Warrants and the shares of Common Stock issuable upon exercise of the Purchase Warrants are being simultaneously registered hereunder. No separate registration fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

(5)	The registrant may issue Pre-Funded Warrants to purchase Common Shares in lieu of Common Shares as part of the Units being offered in the offering. The purchase price of each Unit including a Pre-Funded Warrant will be the same as the purchase price for a Unit including a Common Share, minus $0.0001, which constitutes the pre-funded portion of the exercise price, and the remaining unpaid exercise price of the Pre-Funded Warrant will equal $0.0001 per share (subject to adjustment as provided for therein).

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed		Unsold Aggregate Offering Amount Associated with Fee Offset Claimed		Fee Paid with Fee Offset Sources
Rule 457(p)
Fee Offset Claims	LeddarTech Holdings Inc.	F-4	333-275381	Nov. 8, 2023	—	$2,952.00	(6)	Equity	Common Shares	15,233,439	(7)	$169,234,389.48	(7)	—
Fee Offset Sources	LeddarTech Holdings Inc.	F-4	333-275381	—	Nov. 8, 2023	—		—	—	—		—		$24,979.00	(4)

(6)	In accordance with Rule 457(p) under the Securities Act, the Registrant is using $2,952.00 of the $24,979.00 in filing fees previously paid by the Registrant associated with unsold securities to offset the entirety of the filing fee payable in connection with this registration statement. The Registrant previously used $6,531.30 of the $24,979.00 in filing fees previously paid by the Registrant associated with unsold securities to offset the entirety of the filing fee payable in connection with its Registration Statement on Form F-1 (333-279803) filed on May 29, 2024 (the “Prior Offset”). As a result of the Prior Offset and the offset set forth the above, the Registrant will have $15,495.70 remaining in previously paid filing fees to be applied to any future filings of the Registrant.

(7)	Consists of (i) 10,833,333 Common Shares issuable upon exercise of warrants and (ii) 4,400,106 Common Shares issuable upon conversion of convertible notes, the offering and sale of which was initially registered on Form F-4 (333-275381) for which a fee of $24,979.00 was paid. No warrants or convertible notes have been exercised or converted, respectively, and none of the Common Shares underlying such instruments were issued or sold under such registration statement. The primary offering of Common Shares underlying the warrants and the convertible notes under the Company’s Form F-4 (333-275381) has been terminated, with the primary offering of Common Shares underlying the warrants subsequently registered on the Company’s Form F-1 (333-277045) for which a fee was paid.

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